222 NORTH LASALLE STREET SUITE 2600 CHICAGO, ILLINOIS 60601-1003 T: +1 (312) 609-7500 F: +1 (312) 609-5005
CHICAGO • NEW YORK • WASHINGTON, DC LONDON • SAN FRANCISCO • LOS ANGELES

July 14, 2014

Wilshire Variable Insurance Trust
    Balanced Fund
1299 Ocean Avenue
Santa Monica, CA  90401

Ladies and Gentlemen:

We have acted as counsel to Wilshire Variable Insurance Trust, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (“SEC”) of a registration statement on Form N-14 (the “Registration Statement”), registering an indefinite number of units of beneficial interest, no par value (“Shares”), in the Balanced Fund, a series of the Trust (the “Acquiring Fund”), pursuant to the proposed reorganizations of the Equity Fund, Income Fund, International Equity Fund, Small Cap Fund and Socially Responsible Fund, each also a series of the Trust (collectively, the “Target Funds”), as described in the Registration Statement and pursuant to the form of Agreement and Plan of Reorganization by the Trust, on behalf of the Acquiring Fund and the Target Funds included in the Registration Statement (the “Agreement”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement.  In connection with rendering this opinion, we have examined the Registration Statement, the Certificate of Trust of the Trust, as amended, the Trust’s Declaration of Trust, as amended, the Trust’s Amended and Restated By-Laws, the actions of the Trustees of the Trust that authorized the approval of the foregoing documents, securities matters and the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below.  In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies.  As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials, officers and Trustees of the Trust.

Wilshire Variable Insurance Trust
     Balanced Fund
July 14, 2014

Our opinion, as set forth herein, is based on the facts in existence on the date hereof, and is limited to the statutory laws and regulations of the United States of America and the Delaware Statutory Trust Act, in each case, as in effect on the date hereof.  We express no opinion with respect to any other laws or regulations.

Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Registration Statement and the Agreement have been duly authorized for issuance by the Trust; and (b) when issued and paid for upon the terms provided in the Registration Statement and the Agreement, subject to compliance with the Securities Act of 1933, as amended (the “1933 Act”), the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Registration Statement and the Agreement will be validly issued, fully paid and non-assessable.

This opinion is rendered solely for your use in connection with the filing of the Registration Statement and supersedes any previous opinions of this firm in connection with the issuance of the Shares.  We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement.  In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.  Except as specifically authorized above in this paragraph, this opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person without, in each case, our prior written consent.  This opinion is given to you as of the date hereof, and we assume no obligation to advise you of any change that may hereafter be brought to our attention.  The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

Very truly yours, /s/VEDDER PRICE P.C.